UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

     Date of report (Date of earliest event reported) February 10, 2005

GENENCOR INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

000-331167	16-1362385

(Commission File Number)	(IRS Employer Identification No.)

925 PAGE MILL ROAD, PALO ALTO CALIFORNIA	94304

(Address of Principal Executive Offices)	(Zip Code)

(650) 846-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

     On February 10, 2005, Genencor International, Inc. (the “Company” or “Genencor”) issued a press release regarding its financial results for the quarter and year ended December 31, 2004. The press release is attached hereto as Exhibit 99.1.

Item 8.01 Other Events.

     On February 4, 2005, the Company, certain of its officers and directors, Danisco A/S (“Danisco”) and Eastman Chemical Company (“Eastman”) were named in a purported class action complaint filed in the Court of Chancery of the State of Delaware. The case is captioned Sloboda v. Genencor International, Inc. et al., No. 1072-N. The complaint alleges that the defendants are in possession of material inside information not available to the Company’s minority shareholders, and that defendants have acted and are acting contrary to their fiduciary duties in connection with the Acquisition Agreement entered into on January 27, 2005 by the Company, Danisco and DH Subsidiary Inc., an indirect wholly-owned subsidiary of Danisco, (the “Acquisition Agreement”) and the Stock Purchase Agreement entered into by Danisco and Eastman in connection with the Acquisition Agreement (the “Stock Purchase Agreement”), which were described in a Current Report on Form 8-K filed by the Company on February 2, 2005. The plaintiff seeks, among other things, to enjoin the proposed acquisition of the Company by Danisco and the transactions contemplated by the Stock Purchase Agreement.

     On February 8, 2005, another purported class action complaint was filed against the Company, certain of its officers and directors and Danisco in the Superior Court of the State of California, County of Santa Clara. The case is captioned Baker v. Genencor International, Inc., et al, No. 105CV035309. This complaint alleges that defendants entered into the Acquisition Agreement without having engaged in fair and open negotiations with all potential bidders, without having performed an active market check and/or open auction for sale of the Company, without disclosing to minority shareholders all material information, and that the individuals named as defendants have conflicts of interest, and have acted and are acting contrary to their fiduciary duty to seek to maximize stockholder value. The plaintiff seeks, among other things, to enjoin the proposed acquisition of the Company by Danisco, and to disclose the Company’s fourth quarter 2004 financial results.

Notice to Read Tender Offer Materials

     The description of the proposed transaction with Danisco contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Genencor. At the time the tender offer contemplated by the Acquisition Agreement is commenced, an indirect wholly-owned subsidiary of Danisco (“Danisco’s acquisition subsidiary”) and Danisco intend to file a Tender Offer Statement on Schedule TO with the Securities and Exchange Commission containing an offer to purchase, forms of letters of transmittal and other documents relating to the transaction and Genencor intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 relating to the transaction with the Securities and Exchange Commission. Danisco’s acquisition subsidiary, Danisco and Genencor intend to mail these documents to the stockholders of Genencor. Genencor and Danisco also intend to file a Transaction Statement on Schedule 13E-3 with the Securities and Exchange Commission relating to the transaction. These documents will contain important information about the transaction and stockholders of Genencor are urged read them carefully when they become available. Stockholders of Genencor will be able to obtain a free copy of these documents (when they become available) at the website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, stockholders will be able to obtain a free copy of these documents (when they become available) from Danisco by contacting Danisco at: Langebrogade 1, P.O. Box 17, DK-1001 Copenhagen K, Denmark, attention: Investor Relations, or from Genencor by contacting Genencor at: 925 Page Mill Road, Palo Alto, CA 94304, attention: Investor Relations.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

Exhibit 99.1	-	Press release issued by Genencor International, Inc. on February 10, 2005 regarding its financial results for the quarter and year ended December 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENCOR INTERNATIONAL, INC.
Dated: February 10, 2005	By:	/s/ Raymond J. Land
Raymond J. Land,
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release issued by Genencor International, Inc. on February 10, 2005 regarding its financial results for the quarter and year ended December 31, 2004.